Schedule for Computation of Each Performance Calculation

                                                                ----------------
There is an Annual Contract Fee of $30 applied to the Contract when the Contract Value is less than $25,000. This fee is also waived for any Contract Year in which purchase payments of at least $2,500 ($2,000 for Qualified Contracts), exclusive of the initial purchase payment, are paid. On the last day of each Contract Year prior to the Annuity Income Date, or the surrender of the Contract, if earlier, we will calculate an Annual Contract Fee. A pro-rated portion of the fee is deducted from all active Accounts.

                            Money Market Sub-Accounts

MFS V.I. Trust                   MFS Money Market Series

Note that the information presented below is hypothetical.

7-Day Current Yield

         Current Yield     =     ((NCS - ES) / UV) x 365 / 7
         where NCS         =     the net change in the value of the Series
                                 (exclusive of realized gains and losses on the
                                 sale of securities and unrealized appreciation
                                 and depreciation) for the 7-day period
                                 attributable to a hypothetical account having a
                                 balance of 1 Sub-Account unit.

         ES                =     M&E + ADMIN + CMC

         where ES          =     per unit expenses of the Sub-Account for the 7-day period

         M&E               =     per unit Mortality & Expense Risk Charges deducted for the 7-day period

         ADMIN             =     per unit Administration Charges deducted for the 7-day period

         CMC               =     per unit Contract Maintenance Charge deducted for the 7-day period
                           =     (30 / AAV / 365) x AUV x 7

         where AAV         =     Average Accumulated Value of Contracts on the last day of the 7-day period
                           =     $30,000


         AUV               =     the sum of the unit values on the first and last day of the 7-day period divided by 2
                           =     (10,000000 + 10.008189) /2

         UV                =     the unit value on the first day of the 7-day period
                           =     10.000000

Totals for 7-day period:

            NCS                           M&E                          ADMIN                         CMC

          0.011128                      0.002492                     0.000255                     0.000192

=        ((.011128 - .002492 - .000255 - .000192) /10.000000)) x 365 / 7
=        4.27%             =                7-Day Current Yield

7-Day Effective Yield

         Effective Yield = ((1 + (NCS - ES) / UV)  (CIRCUMFLEX)  (365 / 7)) - 1

         where NCS, ES, and UV are calculated as for the 7-Day Current Yield

         7-Day Effective Yield =    4.36%

                              Variable Sub-Accounts

MFS V.I. Trust                   MFS Bond Series



Note that the information presented below is hypothetical.

30-Day Current Yield

         Yield             =     2 x ((((NI-ES) / (U x UV)) + 1) (CIRCUMFLEX) 6 - 1)

         where NI          =     Net income of the portfolio for the 30-day period attributable to the Sub-Account units

         ES                =     M&E + ADMIN + CMC

         where ES          =     Expenses of the Sub-Account for the 30-day period

         M&E               =     Mortality and Expense Risk charges deducted from the Sub-Account for the 30-day period

         ADMIN             =     Administration charges deducted from the Sub-Account for the 30-day period

         CMC               =     Contract Maintenance Charge deducted from the
                                 Sub-Account for the 30-day period
                           =     (30 / AAV / 365) x (U x AUV) x 30

         where AAV         =     Average Accumulated Value of Contracts on the last day of the 30-day period
                           =     $30,000

         U                 =     the average number of units outstanding,
                                 which equals the number of units on the first
                                 day of the 30-day period plus the number of
                                 units on the last day of the 30-day period, the
                                 sum of which is divided by 2

         AUV               =     the sum of the unit values on the first and last days of the 30-day period divided by 2
                           =     (10.000000 + 10.047411) /2

         UV                =     the unit value at close (highest) of the last day in the 30-day period

        NI                  M&E               ADMIN                CMC                 U                  UV

     $5,981.98           $1,032.80           $123.94             $84.14             100,000            $10.0474

Based on the above hypothetical figures and the formulas presented, the 30-day yield would be

                  30-Day Yield              =        5.73%

                              Variable Sub-Accounts


VIP Fund                         Small Cap Equity
Citiselect VIP                   Folio 200
Citiselect VIP                   Folio 300
Citiselect VIP                   Folio 400
Citiselect VIP                   Folio 500
Fidelity V.I.P.* Fund            Growth Portfolio
Fidelity V.I.P.* Fund            High Income Portfolio
Fidelity V.I.P.* Fund            Equity Income Portfolio
Fidelity V.I.P.* Fund            Overseas Portfolio
Fidelity V.I.P.* Fund            Contrafund Portfolio
Fidelity V.I.P.* Fund            Index 500 Portfolio
AIM V.I. Funds, Inc.             Capital Appreciation Fund
AIM V.I. Funds, Inc.             Government Securities Fund
AIM V.I. Funds, Inc.             Growth Fund
AIM V.I. Funds, Inc.             International Equity Fund
AIM V.I. Funds, Inc.             Value Fund
AIM V.I. Funds, Inc.             Growth and Income Fund
MFS V.I. Trust                   MFS World Governments Series
MFS V.I. Trust                   MFS Money Market Series
MFS V.I. Trust                   MFS Bond Series
MFS V.I. Trust                   MFS Total Return Series
MFS V.I. Trust                   MFS Research Series
MFS V.I. Trust                   MFS Emerging Growth Series


Note that the information presented below is hypothetical.

Total Return

         Total Return      =     ((ERV/P) - 1)

         where ERV         =     the value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period.  It is assumed that all dividends and capital gains distributions are reinvested

         P                 =     a hypothetical Initial Investment of $1,000

         ERV               =     (1,000 x ((EUV - BUV) / BUV)) + 1,000 - CMC - (SC * 1,000)

         where EUV         =     Unit Value at the end of the period

         BUV               =     Unit Value at the beginning of the period

         SC Surrender      =     5% (assumed surrender takes place 2 years from issue, the first
         Charge                  day of contract year

         CMC               =     Contract Maintenance Charge attributable to the hypothetical account for the period
                                 (30 / AAV / 365) x (No. of days in period) x
                           =     (1,000 + (1,000 x ((EUV - BUV) / BUV) /2))

         where AAV         =     Average Accumulated Value of Contracts on the last day of the period
                           =     $30,000

            BUV                           EUV                           CMC                          ERV

             10                           19.1                         7.28                        1852.72

Thus the Total Return over the assumed two year period is:

            Total Return              =        85.27%

Average Annual Total Return

The Average Annual Total Return would be calculated as follows:

         Average Annual Total Return  =        ((ERV/P) (CIRCUMFLEX) (1/N) - 1)

         where ERV and P are defined as above

         and N             =        Number of years
                           =        5
which, based on the above information would yield 13.1% as an Average Annual Total Return.